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                                                              EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statements of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 22 to Registration Statement No. 33-4502 on Form N-1A of our reports dated December 10, 2004, on the financial statements and financial highlights of MFS Global Equity Fund, MFS Global Total Return Fund and MFS Utilities Fund, three series of MFS Series Trust VI included in the Funds' 2004 Annual Reports to Shareholders.

                                               ERNST & YOUNG LLP
                                               ------------------------
                                               Ernst & Young LLP

Boston, Massachusetts
February 24, 2005